As filed with the Securities and Exchange Commission on November 21, 2002

Registration No. 333-__________

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

INTEGRATED SILICON SOLUTION, INC.
(Exact name of Registrant as specified in its charter)

Delaware	77-0199971

(State of Incorporation)	(I.R.S. Employer Identification Number)

2231 Lawson Lane
Santa Clara, CA 95054
(Address of Principal Executive Offices)

NONSTATUTORY STOCK PLAN
(Full title of the plan)

Gary L. Fischer
President, Chief Operating Officer and
Chief Financial Officer
INTEGRATED SILICON SOLUTION, INC.
2231 Lawson Lane
Santa Clara, CA 95054
(Name and address of agent for service)
(408) 588-0800
(Telephone number, including area code, of agent for service)

Copy to:
J. Robert Suffoletta
WILSON SONSINI GOODRICH & ROSATI, Professional Corporation
650 Page Mill Road
Palo Alto, CA 94304
Telephone: (650) 493-9300

CALCULATION OF REGISTRATION FEE

	Amount	Proposed Maximum	Proposed Maximum
Title of Securities to	to be	Offering Price	Aggregate Offering	Amount of
be Registered	Registered	Per Share(1)	Price	Registration Fee

Common Stock, $0.0001 par value, approved for issuance under the Nonstatutory Stock Plan	5,500,000 shares	$3.28	$18,040,000	$1,659.68
TOTAL:	5,500,000 shares	$3.28	$18,040,000	$1,659.68

(1)	Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee, based on the average of the high and low price per share of the Registrant’s Common Stock as reported on the Nasdaq National Market on November 19, 2002. The indicated number of shares to be registered represents additional shares issuable under the listed plan that are not covered by previous registration statements.

PART II INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 8. Exhibits.
SIGNATURES
INDEX TO EXHIBITS
EXHIBIT 4.1
EXHIBIT 5.1
EXHIBIT 23.1

STATEMENT UNDER GENERAL INSTRUCTION E — REGISTRATION OF ADDITIONAL SECURITIES

     The Registrant filed Registration Statements on Form S-8 (the “Filed Form S-8’s”) with the Securities and Exchange Commission (the “SEC”) on or about March 15, 2002 (SEC File No. 333-84404), March 9, 2001 (SEC File No. 333-56800), April 22, 1998 (SEC File No. 333-50679), January 15, 1998 (SEC File No. 333-44281) and April 29, 1997 (SEC File No. 333-26135). The Filed Form S-8’s were filed in connection with the Registrant’s Nonstatutory Stock Plan. This Registration Statement registers additional shares of the Registrant’s Common Stock to be issued pursuant to the Nonstatutory Stock Plan. The contents of the Filed Form S-8’s, including periodic filings updating or amending the contents of the Filed Form S-8’s, are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8.

INTEGRATED SILICON SOLUTION, INC.
REGISTRATION STATEMENT ON FORM S-8

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit
Number	Description

4.1	Nonstatutory Stock Plan, as amended

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation

23.1	Consent of Ernst & Young LLP, Independent Auditors

23.2	Consent of Counsel (contained in Exhibit 5.1)

24.1	Power of Attorney (contained on page II-2)

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SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto, duly authorized, in the City of Santa Clara, State of California, on November 21, 2002.

INTEGRATED SILICON SOLUTION, INC.

By:	/s/ Jimmy S.M. Lee

Jimmy S.M. Lee, Chief Executive Officer

POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jimmy S.M. Lee and Gary L. Fischer, jointly and severally, his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitution or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the dates indicated below by the following persons in the capacities indicated.

Signature	Title	Date

/s/ Jimmy S.M. Lee Jimmy S.M. Lee	Director and Chief Executive Officer (Principal Executive Officer)	November 21, 2002

/s/ Gary L. Fischer Gary L. Fischer	Director, President, Chief Operating Officer and Chief Financial Officer (Principal Financial and Principal Accounting Officer)	November 21, 2002

/s/ Lip-Bu Tan Lip-Bu Tan	Director	November 21, 2002

/s/ Hide L. Tanigami Hide L. Tanigami	Director	November 21, 2002

/s/ Chun W. Wong Chun W. Wong	Director	November 21, 2002

/s/ Bruce A. Wooley Bruce A. Wooley	Director	November 21, 2002

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INDEX TO EXHIBITS

Exhibit
Number	Description

4.1	Nonstatutory Stock Plan, as amended

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation

23.1	Consent of Ernst & Young LLP, Independent Auditors

23.2	Consent of Counsel (contained in Exhibit 5.1)

24.1	Power of Attorney (contained on page II-2)

II-3